EXHIBIT 21
                                       TO
                                  ANNUAL REPORT
                                       ON
                                   FORM 10-KSB
                       FISCAL YEAR ENDED DECEMBER 31, 2004



                         Subsidiaries of the Registrant


Colorado Oil and Gas, Inc. Colorado Corporation, org. 11/9/2004

Global Direct Marketing Services, Inc. Colorado Corporation org. 1998 (Inactive)

Aggression Sports, Inc. Colorado Corporation org. 1998 (Inactive)

Avatar Energy Development Group, LTD. Colorado Corporation. org. 2004 (Inactive)